Exhibit 5.1

CONYERS DILL & PEARMAN

29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268

conyers.com

22 May 2025

Matter No.: 1007131

Doc Ref: FW#110878903

(852) 2842 9521

Flora.Wong@conyers.com

Globavend Holdings Limited

Room 13 18th Floor Tsuen Wan Industrial Centre

220-248 Texaco Road New Territories

Hong Kong

Dear Sir/Madam,

Re:	Globavend Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) for an offering by the Company (the “Offering”) comprised of (i) up to 16,176,471 ordinary units (“Ordinary Units”) whereby each Ordinary Unit consists of one ordinary share, par value US$0.001 per share of the Company (the “Ordinary Share”), one Series A warrant to purchase one Ordinary Share (each a “Series A Warrant”, and, collectively, the “Series A Warrants”), and one Series B warrant to purchase one Ordinary Share (each a “Series B Warrant”, and, collectively, the “Series B Warrants”); and (ii) up to 16,176,471 pre-funded units (“Pre-Funded Units” and collectively with the Ordinary Units, the “Units”), each consisting of one pre-funded warrant to purchase one Ordinary Share (each a “Pre-Funded Warrant,” and, collectively, the “Pre-Funded Warrants”) (the Pre-Funded Warrants, Series A Warrants and Series B Warrants collectively, the “Warrants”), one Series A Warrant and one Series B Warrant in lieu of the Ordinary Units where purchase of the Ordinary Units in the Offering would result in the relevant purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding Ordinary Shares immediately following the consummation of the Offering, if they so choose.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	a copy of the Registration Statement; and

1.2	a draft of the preliminary prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

We have also reviewed copies of:

1.3	the second amended and restated memorandum of association and articles of association of the Company adopted by the Company on 28 April 2025 which became effective on 30 April 2025 (the “Current M&A”);

1.4	the written resolutions of the directors of the Company dated 22 May 2025 (the “Resolutions”);

1.5	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 12 May 2025 (the “Certificate Date”);

1.6	a latest draft of the series A ordinary share purchase warrant in respect of the Series A Warrants to be executed by the Company;

1.7	a latest draft of the series B ordinary share purchase warrant in respect of the Series B Warrants to be executed by the Company;

1.8	a latest draft of the pre-funded ordinary share purchase warrant in respect of the Pre-Funded Warrants to be executed by the Company (together with the documents referred to in items 1.6 and 1.7 above, the “Warrant Agreements”); and

1.9	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that the Current M&As are in full force and effect and will not be amended in any manner that would affect the opinions expressed herein;

2.6	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7	that upon the issue of any Ordinary Shares (whether pursuant to the Warrants or otherwise), the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

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2.8	the due execution and delivery of each Warrant Agreement by each of the parties thereto and the legality, validity and binding effect under the laws of the State of New York of the Warrants and the Warrant Agreements in accordance with their respective terms;

2.9	no share(s) of the Company will be issued pursuant to the Warrants upon or following commencement of winding up of the Company;

2.10	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Ordinary Shares, and the due execution and delivery thereof by each party thereto;

2.11	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission;

2.12	the Company has or will have sufficient authorised but unissued Ordinary Shares to facilitate the issue of Ordinary Shares as contemplated by the Resolutions, the Registration Statement, the Prospectus and upon an exercise of the Warrants in accordance with the terms of the Warrant Agreements;

2.13	that on the date of allotment and issuance of any Ordinary Shares, the Company is and after any such allotment and issuance, will be able to pay its debts;

2.14	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

3.2	This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	When issued and paid for as contemplated by the Resolutions, the Registration Statement, the Prospectus and the Warrant Agreements (in the case of Ordinary Shares to be allotted and issued upon an exercise of the Warrants) and registered in the register of members of the Company, the Ordinary Shares (including such Ordinary Shares to be allotted and issued upon an exercise of the Warrants in accordance with the terms of the Warrants Agreements) will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	The statements under the caption “Material Income Tax Consideration - Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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